EXHIBIT 10.2

KORU MEDICAL SYSTEMS, INC.

NONQUALIFIED STOCK OPTION AWARD

This NONQUALIFIED STOCK OPTION AWARD (this “Agreement”), dated as of August 1, 2025 (the “Date of Grant”), is delivered by KORU Medical Systems, Inc., a Delaware corporation (the “Company”), to Adam Kalbermatten, an individual (the “Grantee”).

The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a grant of a nonqualified stock option to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) as an inducement to Grantee’s initial employment with the Company to encourage the Grantee to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and aligning the economic interests of the Grantee with those of the stockholders.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.         Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase up to six hundred thousand (600,000) shares of Common Stock (“Shares”) at an exercise price of $3.44 per Share (the “Strike Price”).

2.         Exercisability of Option. For purposes of this Agreement, the Option granted under this Agreement constitutes the “Sign-on Options” referenced in Section 3(c)(i) of the Employment Agreement between the Company and the Grantee dated as of June 30, 2025, (the “Employment Agreement”). Except as otherwise provided in Section 3(c)(iv), Section 3(c)(v), or Section 5(b)(iii) of the Employment Agreement, the Option shall become exercisable on the following dates (each, a “Vesting Date”): 150,000 Shares on the one (1) year anniversary of the Date of Grant (the “Vesting Commencement Date”) and 150,000 Shares on each anniversary of the Date of Grant thereafter until fully vested, provided the Grantee is employed by the Company on the respective Vesting Date.

3.         Option Term.

(a)       The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement.

(b)       If the Grantee’s employment with the Company (“Service”) terminates without cause (as determined by the Committee in its sole discretion) and for any reason other than death or disability, the then vested portion of the Option shall continue to be exercisable until the earlier of the 90th day after the date of the Grantee’s termination of Service or the date the Option expires by its terms. The portion of the Option not vested as of the date of such termination of Service shall expire as of such date and shall not be exercisable thereafter.

(c)       If the Grantee’s Service is terminated by the Company for cause (as determined by the Committee in its sole discretion), the Option shall expire on the date of such termination of Service, and no portion shall be exercisable thereafter.

(d)       In the event of the Grantee’s termination of Service is due to death or disability during Grantee’s Service, the vested portion of the Option shall continue to be exercisable until the earlier of (i) the date the Option expires by its terms and (ii) the first anniversary of the date of such termination.

(e)       In the event of the Grantee’s death occurs after Service termination but during the 90-day period following such termination, the vested portion of the Option shall continue to be exercisable until the earlier of (i) the date the Option expires by its terms and (ii) the first anniversary of the Grantee’s death.

4.         Exercise Procedures.

(a)       Subject to the provisions of Sections 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and tendering payment for such Shares. The Grantee shall pay an amount equal to the Strike Price multiplied by the number of Shares as to which the Option is to be exercised (the “Exercise Price”) (i) by certified or official bank check (or the equivalent thereof acceptable to the Company); (ii) by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (as determined as of the exercise date) equal to all or part of the Exercise Price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the Exercise Price; or (iii) with approval of the Committee, which shall not be unreasonably withheld, by “net exercise”, as a result of which the Grantee will receive (X) the number of Shares as to which the Option is to be exercised less (Y) such number of shares of Common Stock as is equal to (I) the aggregate Exercise Price for the portion of the Option being exercised divided by (II) the Fair Market Value on the date of exercise. “Fair Market Value” of a share of Common Stock means (i) if the Common Stock principally trades on a national securities exchange other than the Nasdaq Capital Market, the closing sale price of a share of Common Stock, and (ii) if the Common Stock principally trades on the Nasdaq Capital Market or an over-the counter marketplace, the arithmetic mean of the high and low prices of a share of Common Stock (and if the mean results in a fractional cent, rounded up to the nearest cent), in each case as reported on the last trading day before the option exercise date, provided that such quotations shall have been made within the ten (10) business days preceding the applicable option exercise date. In the event shares of Common Stock are not so traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv).

(b)       The Company’s obligation to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person having the right to exercise the Option) represent that the Grantee (or such other person) is purchasing Shares for his/her own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

(c)       All obligations of the Company under this Agreement shall be subject to the rights of the Company as provided in this Agreement to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld from delivery having a value equal to the amount of the tax withheld. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

5.         Restrictions on Exercise. Except as the Committee may otherwise authorize in its sole discretion, in writing, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in this Agreement) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6.        Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution.

(a)       Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Common Stock, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of shares or other securities of the Company or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) subject to the Option, (ii) the Strike Price with respect to the Option or, if deemed appropriate, make provision for a cash payment to the Grantee, and (iii) the number and kind of Shares underlying the Option. Notwithstanding the foregoing, no such adjustment shall be authorized to the extent that such adjustment would cause the Option to violate Section 424(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) or otherwise subject (in the determination of the Committee) any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to the Option shall always be a whole number.

(b)       Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless the Option is assumed by the surviving company in the Corporate Transaction (the “Surviving Company”) or replaced with an equivalent award granted by the Surviving Company in substitution for the Option, the Committee shall cancel any portion of the Option that is not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the vesting of the Option is accelerated by the Committee in its sole discretion or pursuant to a written agreement between the Company and the Grantee) and with respect to any vested and nonforfeitable portion of the Option, the Committee may either (i) allow the Grantee to exercise the Option within a reasonable period prior to the consummation of the Corporate Transaction and cancel any portion of the Option that remains unexercised upon consummation of the Corporate Transaction, or (ii) cancel the Option in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to the Option) if such vested Option was settled or distributed or such vested Option was exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option is not assumed by the Surviving Company or replaced with an equivalent award issued by the Surviving Company and the Exercise Price with respect to the Option exceeds the Fair Market Value of the shares of Common Stock immediately prior to the consummation of the Corporate Transaction, the Option shall be cancelled without any payment to the Grantee.

(c)       Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause the Option to be vested and non-forfeitable and cause any conditions on the Option to lapse, as to all or any part of the Option, including Shares as to which the Option would not otherwise be exercisable or non-forfeitable and allow the Grantee to exercise the Option within a reasonable period prior to the consummation of such proposed action. Any portion of the Option that remains unexercised upon consummation of such proposed action shall be cancelled.

(d)       Deferred Compensation. Notwithstanding the forgoing provisions of this Section 6, if the Option constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of the Option shall be made pursuant to Sections 6(b) or 6(c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership of the Company or a substantial portion of its assets within the meaning of Treasury Regulation Section 1.409A-3(i)(5) or (vii), or change in effective control of the Company within the meaning of Treasury Regulation Section 1.409A(3)(i)(5)(vi).

7.         Required Withholding. The Committee in its sole discretion may provide for when taxes are to be withheld in connection with the Option (the “Tax Date”). The Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare, under the Federal Insurance Contributions Act (“FICA”) taxes by one or a combination of the following methods:

(i)         payment of an amount in cash equal to the amount to be withheld;

(ii)        delivering part or all of the amount to be withheld in the form of Common Stock valued at its Fair Market Value on the Tax Date;

(iii)       requesting the Company to withhold from those Shares that would otherwise be received pursuant to the Option, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv)       withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of such tax withholding shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

8.         Interpretation. The Committee shall have the discretionary authority to interpret and construe the Option pursuant to the terms of this Agreement, and the Committee’s decisions shall be conclusive as to any questions arising hereunder.

9.         Restrictions on Sale or Transfer of Shares. The Grantee agrees that he shall not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Shares underlying the Option unless the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

10.       No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s Service at any time. The right of the Company to terminate at will the Grantee’s Service at any time for any reason is specifically reserved.

11.       No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Option, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates or book entries for Shares have been issued upon the exercise of the Option.

12.       Assignment and Transfers. Except as the Committee may otherwise authorize in its sole discretion, in writing, the Option and the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. Nothing herein shall be construed as requiring the Committee to honor a domestic relations order except to the extent required under applicable law. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

13.       Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

14.       Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

KORU Medical Systems, Inc.

By:  /s/ Linda Tharby

Name:  Linda Tharby

Title:    Chief Executive Officer

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:  /s/ Adam Kalbermatten

Name:     Adam Kalbermatten

[Signature Page to Nonqualified Stock Option Award]